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                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                          47, Avenue Hoche
FAX (212) 715-8000                                             75008 Paris
                                                                 France

                                February 26, 2001


Managed Municipal Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                  Re:   Managed Municipal Fund, Inc.
                        Post-Effective Amendment No. 15
                        File No. 33-32819; ICA No. 811-6023
                        -----------------------------------

Gentlemen:

         We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 15 to Registration Statement No. 33-32819 on Form N-1A.

                                   Very truly yours,

                                   /s/ Kramer Levin Naftalis & Frankel LLP
                                   ---------------------------------------
                                       Kramer Levin Naftalis & Frankel